                       AMENDMENT TO REINSURANCE AGREEMENT

THIS AMENDMENT, shall be effective as of the 1st day of January, 2002, by and between Fidelity Excess and Surplus Insurance Company (hereinafter "Reassured")
and American Empire Surplus Lines Insurance Company (hereinafter "Reinsurer").

WHEREAS, Reinsurer and Reassured are parties to that certain Reinsurance
Agreement dated as of January 1, 2002, a true and complete copy of which is attached hereto as Exhibit A (the "Reinsurance Agreement'); and

WHEREAS, the parties wish to amend the Reinsurance Agreement as hereinafter provided.

NOW, THEREFORE, for the mutual considerations stated herein, the parties agree as follows:

         1.       Article 1 is hereby amended to read in its entirety as
follows:

BUSINESS COVERED
----------------

Reassured hereby cedes to Reinsurer all of its liability with respect to all of the direct and assumed insurance business retroceded to Reassured under that certain Pooling Agreement dated January 1, 1992, as amended to date and all other insurance business written or assumed by Reassured prior to the sale by
Reinsurer of all of the capital stock of Reassured (the "Reassured's Business")
and Reinsurer agrees to accept the Reassured's Business and to indemnify
Reassured in accordance with the following terms and conditions.

         2.       Article 2 is hereby amended by inserting the phrase "on behalf of Reassured" after the word "pay".

         3.       Article 3 is hereby amended to read in its entirety as
follows:

DEFINITIONS
-----------

A. "Ultimate Net Aggregate Losses" shall mean the sum of:

         1)       Actual loss payments paid in settlement of claims or suits or in satisfaction of judgments on Reassured's Business;

         2)       Loss Expense paid in connection with Reassured's Business; and

         3)       Extracontractual Obligations arising from conduct of Reinsurer or Reassured and paid in connection with the handling or
                  resolution of any losses reinsured hereunder.

B.       "Loss Expense" shall mean all expenses incurred in the investigation, adjustment, and defense of all claims under the Reassured's Business, including, without limitation, loss expenses, court costs, and pre-judgment and post-judgment interest, as well as unallocated expenses for employees and ordinary overhead expenses such as salaries, annual retainers, office expenses, and other fixed expenses of
         Reassured.

C.       "Salvages" shall mean any recovery made in connection with a claim or loss, less expenses paid in making such recovery. All salvages, recoveries, and payments recovered or received subsequent to a loss payment under this Agreement shall be applied as if recovered and received prior to the loss payment and all necessary adjustments shall be made by the parties.

D.       "Extracontractual Obligations" shall mean those liabilities not covered under any other provision of this Agreement and which arise from or in connection with the operation, administration, underwriting or claim handling on the Reassured's Business, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or denying coverage, or in the preparation or prosecution of an appeal consequent upon such action.

         "Extracontractual Obligations" shall also include losses in excess of policy limits of Reassured's original policy, such loss in excess of limit having been incurred because of failure by Reassured to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting coverage or an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. For purposes of this definition, the word "loss" shall mean any amounts for which Reassured would have been contractually liable to pay had it not been for the limit of the original policy.

         4.     Article 5.D. is hereby amended by inserting the phrase "from third parties" at the end of the fourth sentence.

         5.     Article 6 is hereby amended by inserting the following sentence at the end of the Article: "This Agreement will survive any sale by Reinsurer of the capital stock of Reassured."

         6.     Article 14 is hereby amended by changing Reassured's address for notice to the following address:

                  James River Group, Inc.
                  1414 Raleigh Road, Suite 415
                  Chapel Hill, North Carolina 27517
                  Attention: J. Adam Abram
                  Fax: 919-883-4177

                  With a copy to:

                  Kenneth L. Henderson
                  Bryan Cave LLP
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Fax: 212-541-4630

         7.       Except as provided herein all other terms and conditions of the Reinsurance Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    AMERICAN EMPIRE SURPLUS LINES
                                    INSURANCE COMPANY

                                    By: /s/ Robert A. Nelson
                                       -----------------------------------------
                                            Name:        Robert A. Nelson
                                                 -------------------------------
                                            Title:       President
                                                   -----------------------------

                                    FIDELITY EXCESS AND SURPLUS
                                    INSURANCE COMPANY

                                    By: /s/ Robert A. Nelson
                                       -----------------------------------------
                                             Name:        Robert A. Nelson
                                                  ------------------------------
                                             Title:       President
                                                   -----------------------------